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                                                                  EXHIBIT 99.4

                        FACELIFTERS HOME SYSTEMS, INC.
                             800 Snediker Avenue
                           Brooklyn, New York 11207


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




        The undersigned hereby appoints Mark Honigsfeld and Murray Gross as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Facelifters Home Systems, Inc. ("Facelifters") held of record by the undersigned on March 4, 1996, at a special meeting of stockholders to be held on April 25, 1996, or any adjournment thereof.




         (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


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   [ X ]  PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the Proposal.

A vote "FOR" the Proposal is recommended by the Board of Directors.


1. Proposal to approve the merger of AMRE Acquisition, Inc., a wholly owned subsidiary of AMRE, Inc. with and into Facelifters.


         FOR                  AGAINST                 ABSTAIN
         [ ]                    [ ]
                                                        [ ]
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         FOR                  AGAINST                 ABSTAIN
         [ ]                    [ ]                     [ ]


Please Sign, Date and Return the Proxy Card Promptly using the Enclosed
Envelope.

SIGNATURE            Dated     , 1996      SIGNATURE            Dated     , 1996
         ------------     -----                     ------------     -----
                                                  IF HELD JOINTLY

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.